Exhibit 99.1

News Release
KOS PHARMACEUTICALS ANNOUNCES COMPLIANCE WITH NASDAQ
CONTINUED LISTING REQUIREMENTS
FOR IMMEDIATE RELEASE
Cranbury, New Jersey—September 18, 2006— Kos Pharmaceuticals, Inc. (Nasdaq: KOSP) ) today announced that the Company is in compliance with NASDAQ’s requirements for continued listing. Accordingly, the Company has been notified by the NASDAQ Listing Qualifications Panel (the “Panel”) that the Company’s delisting hearing before the Panel is no longer necessary and has been cancelled.
The previously announced filing delinquency, resulting from a delay in the filing of Form 10-Q for the 2006 fiscal second quarter ended June 30, 2006, has been cured. In addition to filing the second quarter Form 10-Q, the Company also filed with the SEC an amended Form 10-K for the fiscal year ended December 31, 2005 as well as an amended Form 10-Q for the 2006 fiscal quarter ended March 31, 2006.
About Kos
Kos Pharmaceuticals, Inc. is a fully integrated specialty pharmaceutical company engaged in developing, commercializing, manufacturing and marketing proprietary prescription products for the treatment of chronic diseases with a particular focus on the cardiovascular, metabolic and respiratory disease areas. The Company’s principal product development strategy is to reformulate existing pharmaceutical products with large market potential to improve safety, efficacy, and patient compliance. Kos’ strategy also includes making measured investments in new chemical entity research through in-house and sponsored research, scientific in-licensing and general corporate development activities. The Company currently markets Niaspan®, Advicor®, Azmacort®, Cardizem®LA, Teveten® and Teveten®HCT.

Contacts:	Kos Pharmaceuticals, Inc.
	John J. Howarth	Nichol Harber
	Vice President, Investor Relations	Senior Manager, Investor Relations
	& Corporate Affairs	& Corporate Communications
	(609) 495-0726	(609) 495-0527